Exhibit 10.6

FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY

AGREEMENT AND LIMITED CONSENT

This FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT AND LIMITED CONSENT (this “Amendment”), is made and entered into as of October 11, 2023, by and among PHI HEALTH, LLC, a Louisiana limited liability company (“PHI Health”; and together with each Person joined to the Credit Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), PHI GROUP, INC., a Delaware corporation (“PHI Group”), PHI CORPORATE, LLC, a Delaware limited liability company (“PHI Corporate”), PHI AVIATION, LLC, a Louisiana limited liability company (“PHI Aviation”), PHI TECH SERVICES, LLC, a Louisiana limited liability company (“PHI Tech Services”), AM EQUITY HOLDINGS, L.L.C., a Louisiana limited liability company (“AM Equity Holdings”), PHI HELIPASS, L.L.C., a Louisiana limited liability company (“PHI Helipass”; and together with PHI Group, PHI Corporate, PHI Aviation, PHI Tech Services, AM Equity Holdings, PHI Helipass and each Person joined to the Credit Agreement as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions which are now or which hereafter become a party to the Credit Agreement (collectively, the “Lenders” and each individually, a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders (PNC, in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

WHEREAS, Borrowers, Guarantors, Lenders and Agent are party to that certain Revolving Credit, Term Loan and Security Agreement, dated as of September 19, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Loan Parties have requested that Agent and Lenders (i) make certain amendments to the Existing Credit Agreement as set forth herein (such Existing Credit Agreement, as amended, is herein referred to as the “Credit Agreement”) and (ii) consent to PHI Group amending and restating its existing bylaws in the form of the Amended and Restated By-Laws (the “Bylaws”) attached hereto as Exhibit A; and

WHEREAS, subject to the terms and conditions set forth herein, Agent and the Lenders are willing to (i) make certain amendments to the Existing Credit Agreement and (ii) consent to PHI Group amending and restating its existing bylaws with the Bylaws, in each case, all as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound agree as follows:

ARTICLE I

DEFINITIONS

1.01 Capitalized terms herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

ARTICLE II

AMENDMENTS

Effective as of the Effective Date (as defined below), the parties hereto hereby agree that the Existing Credit Agreement is amended as follows:

2.01 Section 1.2 of the Existing Credit Agreement is hereby amended by inserting therein the following new defined terms in their appropriate alphanumerical order:

“Commodity Hedge” shall mean a commodity swap, commodity option, forward commodity contract or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries.

“Commodity Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Commodity Hedge.

“Lender-Provided Commodity Hedge” shall mean a Commodity Hedge which is provided by PNC or any Affiliate of PNC that: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Commodity Hedge (the “Commodity Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Commodity Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

2.02 Section 1.2 of the Existing Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

“Hedge Liabilities” shall mean, collectively, the Foreign Currency Hedge Liabilities, the

Interest Rate Hedge Liabilities and the Commodity Hedge Liabilities.

“Other Documents” shall mean the Notes, the Perfection Certificates, each Fee Letter, any Guaranty, any Security Agreement, any Mortgage, any Aircraft Mortgage, any Aircraft Collateral Certificate, any Factor Tri-Party Agreement, any Lessee Consent, any Subordination Acknowledgment, any Pledge Agreement, any Negative Pledge Agreement, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, any Lender-Provided Commodity Hedge, any Cash Management Products and Services, the Intellectual Property Security Agreement, Lien Waiver Agreements, and any and all other agreements, instruments and documents, the Intercreditor Agreement, any other intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Swap Obligations” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, a Lender-Provided Foreign Currency Hedge or a Lender-Provided Commodity Hedge.

2.03 Section 1.2 of the Existing Credit Agreement is hereby amended by amending and restating clause (e) of the definition of “Indebtedness” as follows:

(e) net obligations under any Interest Rate Hedge, Foreign Currency Hedge, Commodity Hedge or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement;

2.04 Section 1.2 of the Existing Credit Agreement is hereby amended by amending and restating clause (f) of the definition of “Permitted Indebtedness” as follows:

(f) Interest Rate Hedges, Foreign Currency Hedges and Commodity Hedges that are entered into by Borrowers or any of their Subsidiaries to hedge their risks with respect to outstanding Indebtedness of, or foreign currency exposures of, or commodity price exposures of, the Borrowers or any of their Subsidiaries, in each case, not for speculative or investment purposes;

2.05 Section 1.2 of the Existing Credit Agreement is hereby amended by amending and restating clause (ix) of the definition of “Permitted IPO Reorganization” as follows:

(ix) in connection with such transaction, not less than five (5) Business Days (or such shorter period as may be agreed by the Agent in its sole discretion), Agent shall have received a Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and;

2.06 Section 7.15 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

7.15 Amendment of Organizational Documents. Each Domestic Loan Party will not, and will not permit any of its Subsidiaries to, (i) change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents in a manner that is adverse to Agent or the Lenders unless required by law, in any such case without (x) giving at least ten (10) days prior written notice of such intended change to Agent and (y) in any case under clause (iv), having received the prior written consent of Agent and Required Lenders to such amendment, modification or waiver.

ARTICLE III

LIMITED CONSENT

3.01 Effective as of the Effective Date and subject to the terms and conditions herein, Agent and the Lenders hereby consent and agree to PHI Group amending and restating its existing bylaws with the Bylaws and that no violation of Section 7.15 shall have occurred with respect to the entry into, and effectiveness of, the Bylaws.

3.02  Except as expressly set forth in Section 3.01, nothing contained in this Amendment, or any other communication between or among Agent, any Lender and any Loan Party, shall be construed as a consent to or waiver by Agent or Lenders of any present or future violation, Default or Event of Default, covenant or provision of the Existing Credit Agreement, the Credit Agreement, this Amendment, the Other Documents, or any other contract or instrument between or among any Loan Party, the Agent and/or Lenders, or of any similar future transaction, and the failure of Agent and/or Lenders at any time or times hereafter to require strict performance by any Loan Party of any provision thereof shall not waive, affect or diminish any right of Agent and/or Lenders to thereafter demand strict compliance therewith. Nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Existing Credit Agreement, the Credit Agreement or any Other Documents, (b) except as expressly provided herein, amend or alter any provision of the Existing Credit Agreement or any Other Documents or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of any Loan Party under the Credit Agreement or any Other Documents or any right, privilege or remedy of Agent or any Lender under the Existing Credit Agreement, the Credit Agreement, any Other Documents or any other contract or instrument. Agent and Lenders hereby reserve all rights granted under the Existing Credit Agreement, the Credit Agreement, each Other Document, this Amendment, and any other contract or instrument between or among any Loan Parties, Agent and Lenders.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

4.01 Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent (the first date upon which all such conditions have been satisfied or waived being herein called the (“Effective Date”)):

(a) Agent shall have received this Amendment duly executed by the Borrowers, Guarantors, Agent, and each Lender party hereto.

(b)  Payment to the Agent of all fees required to be paid and documented out-of-pocket expenses incurred by Agent in connection with the Credit Agreement, the Other Documents, or this Amendment and presented to the Borrowers for payment prior to the Effective Date.

(c)  Each of the representations and warranties made by any Loan Party in or pursuant to this Amendment, the Credit Agreement, and the Other Documents to which it is a party shall be true and correct in all material respects (unless already qualified by materiality in such specific provision) on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(d) No Default or Event of Default shall have occurred and be continuing.

ARTICLE V

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES, AND

REAFFIRMATION

5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Loan Parties hereby agree that all Liens and security interests securing payment of the Obligations under the Existing Credit Agreement and each Other Document are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Loan Parties, the Agent and the Lenders agree that the Existing Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and Lenders as of the date of this Amendment as follows:

(a)  it is duly incorporated or formed and is in good standing under the laws of its state or province of incorporation or formation, as the case may be;

(b)  it has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(c)  the execution, delivery and performance of this Amendment (i) are within such Loan Party’s corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of the terms of such Loan Party’s Organizational Documents, (ii) will not conflict with or violate, in any material respect, any Applicable Law or regulation, or any judgment, order or decree of any Governmental Body binding on such Loan Party, and (iii) will not require the Consent of any Governmental Body, except those Consents obtained on or before the date hereof and which are in full force and effect;

(d)  this Amendment has been duly executed and delivered by each Loan Party, and this Amendment constitutes the legal, valid and binding obligation of each such Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(e)  immediately prior to and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and

(f)  immediately prior to and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to this Amendment, the Credit Agreement, and the Other Documents to which it is a party shall be true and correct in all material respects (unless already qualified by materiality in such specific provision) on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Other Documents shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent shall affect the representations and warranties or the right of Agent to rely upon them.

6.02 Reference to Existing Agreements. Each of the Existing Credit Agreement and the Other Documents are hereby amended so that any reference in the Credit Agreement and such Other Documents to the “Credit Agreement” shall mean a reference to the Credit Agreement.

6.03 Expenses of Agent. Borrowers shall pay (a) all documented out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment (whether or not the transactions contemplated hereby shall be consummated) and (b) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), in connection with the enforcement or protection of its rights (i) in connection with this Amendment, the Credit Agreement, and the Other Documents or (ii) in connection with the Advances made or Letters of Credit issued under the Credit Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.

6.04 Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

6.05 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Loan Party, Agent, each Lender, all future holders of the Obligations and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent and each Lender.

6.06 No Commitment. Loan Parties agree that neither Agent nor any Lender has made any commitment or other agreement regarding the Credit Agreement or the Other Documents, except as expressly set forth in this Amendment.

6.07 Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

6.08 Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Loan Parties shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.09 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.10  Applicable Law. THIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

6.11 Further Assurances. Loan Parties shall execute and deliver to the Agent from time to time, upon demand, such supplemental agreements, documents, statements, assignments, transfers, or such other instruments as the Agent may reasonably request, in order that the full intent of the Credit Agreement and this Amendment may be carried into effect.

6.12 Final Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER DOCUMENTS CONTAIN THE ENTIRE UNDERSTANDING BETWEEN EACH LOAN PARTY, AGENT AND EACH LENDER AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTEES NOT HEREIN CONTAINED AND HEREINAFTER MADE SHALL HAVE NO FORCE AND EFFECT UNLESS IN WRITING, SIGNED BY EACH LOAN PARTY’S, AGENT’S AND EACH LENDER’S RESPECTIVE OFFICERS.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE PARTIES HERETO.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

BORROWERS: PHI HEALTH, LLC

By: /s/ Jason Whitley
Name: Jason Whitley
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY

AGREEMENT AND LIMITED WAIVER (HEALTHCARE)]

GUARANTORS:
PHI GROUP, INC.

By: /s/ Jason Whitley
Name: Jason Whitley
Title: Chief Financial Officer

PHI CORPORATE, LLC

By: /s/ Jason Whitley
Name: Jason Whitley
Title: Chief Financial Officer

AM EQUITY HOLDINGS, L.L.C.

By: /s/ Jason Whitley
Name: Jason Whitley
Title: Chief Financial Officer

PHI AVIATION, LLC

By: /s/ Jason Whitley
Name: Jason Whitley
Title: Vice President

PHI HELIPASS, L.L.C.

By: /s/ Jason Whitley
Name: Jason Whitley
Title: Chief Financial Officer

PHI TECH SERVICES, LLC

By: /s/ Jason Whitley
Name: Jason Whitley
Title: Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY

AGREEMENT AND LIMITED WAIVER (HEALTHCARE)]

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as Agent and a Lender

By: /s/ Ron Zeiber
Name: Ron Zeiber
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY

AGREEMENT AND LIMITED WAIVER]

LENDER:

TEXAS EXCHANGE BANK,
as a Lender

By: /s/ Gil Libling
Name: Gil Libling
Title: Chief Credit Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY

AGREEMENT AND LIMITED WAIVER]

EXHIBIT A

Bylaws

See attached.

AMENDED AND RESTATED

BY-LAWS

of

PHI GROUP, INC.

SECTION 1. OFFICES

1.1. Principal and Registered Offices. The principal executive office of the Corporation shall be located at 2001 S.E. Evangeline Thruway, Lafayette, Louisiana 70508 or in such place within or without the State of Delaware as the Corporation’s Board of Directors (the “Board” or “Board of Directors”) may determine from time to time. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

1.2. Additional Offices. The Corporation may have such offices at such other places, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

SECTION 2. STOCKHOLDERS MEETINGS

2.1. Place of Meetings. Unless otherwise required by law or these Amended and Restated By-laws (as the same may be amended and/or restated from time to time, the “By-laws”), all meetings of the stockholders shall be held at the principal executive office of the Corporation or at such other place (if any), within or without the State of Delaware, as may be designated by the Board.

2.2. Annual Meetings. An annual meeting of the stockholders shall be held at such date at such time as may be specified by the Board in the call of the meeting, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

2.3. Special Meetings.

(a) Special meetings of the stockholders, for any purpose or purposes, may only be called by (i) the Chair of the Board (the “Chair”), (ii) the Board, or (iii) the Secretary of the Corporation (the “Secretary”), at the written request (a “Special Meeting Request”) of one or more persons who, in the aggregate, Own (as defined below) shares entitled to cast at least twenty percent (20%) of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors at the time such request is delivered to the Secretary (the “Requisite Percent”) and who comply with the requirements of this Section 2.3. Subject to the provisions of this Section 2.3, the Board shall determine the date, time and place, if any, and/or means of remote communication, of any special meeting. Except as otherwise required by law or provided in the instrument of designation of any series of preferred stock of the Corporation, special meetings of the stockholders of the Corporation may not be called by any person, group or entity other than those specifically enumerated in this Section 2.3. A Special Meeting Request must be in writing (and not by electronic transmission), setting forth the name and address of each person submitting such Special Meeting Request (as they appear on the Corporation’s books, if applicable), bearing the date of signature of each such person (or duly authorized agent) submitting the Special Meeting Request, specifying the business or nomination(s) (including the identity of nominees for election as a director, if any) proposed to be transacted or acted on at the meeting, providing documentary evidence that the requesting persons Own the Requisite Percent of shares as of the time the Special Meeting Request is delivered (provided, however, that if the requesting persons are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence of the number of shares Owned by the beneficial owners on whose behalf the Special Meeting Request is made at the time the request is delivered) and including the same information, representations, certifications and agreements that would be required if the person were to propose such business or nomination(s) in connection with an annual meeting of stockholders pursuant to Section 2.12(b) or Section 2.12(b)(3)2.12(a) with respect to any business proposals or director nominations, respectively, to be presented at the special meeting, and as to each person requesting the meeting and each other person (including any beneficial owner) on whose behalf the person is acting, other than persons who are not associates or affiliates of the requesting person and who have provided such Special Meeting Request solely in response to any form of public solicitation for such Special Meeting Request. Such Special Meeting Request shall be delivered personally to the Secretary at the Company’s principal place of business during regular business hours or sent by certified or registered mail, return receipt requested, to the Secretary at the Company’s principal place of business and may not be delivered in any other manner. The requesting person shall be obligated to provide the same supplemental or additional information in connection with such special meeting as required in connection with annual meetings pursuant to Section 2.12(a)(4) and Section 2.12(b)(4), as applicable. In addition, the requesting person and each other person (including any beneficial owner) on whose behalf the person is acting, shall provide such other information as the Corporation may reasonably request not later than the close of business (as defined in Section 2.12(c)(3)) on the tenth (10th) business day following such a request. After receiving such Special Meeting Request, the Board shall promptly determine whether the person(s) requesting the special meeting have complied with this Section 2.3, and the Corporation shall notify the requesting person of the Board’s determination, which determination shall be conclusive and binding on the Corporation and all stockholders, in each case to the fullest extent permitted by law. The Board shall determine the time and place, if any, of such stockholder-requested special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) calendar days after the date of the receipt of a valid Special Meeting Request. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause notice to be given to the stockholders entitled to vote at the special meeting, in accordance with the provisions of Section 2.4. The only business that may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

(b) Any person who submitted a Special Meeting Request may revoke such request at any time prior to the stockholder-requested special meeting. A Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be canceled) if the persons submitting the Special Meeting Request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to Own (as defined below) at least the Requisite Percent of shares at all times between the date the Special Meeting Request is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting person shall promptly notify the Secretary of any decrease in Ownership of shares of stock of the Corporation that would result in its Ownership of less than the Requisite Percentage. If, as a result of any such revocations, there is no longer a valid unrevoked Special Meeting Request, the Board may cancel the stockholder-requested special meeting.

(c) Business transacted at a special meeting shall be limited to: (i) with respect to stockholder- requested special meetings, the business stated in the valid Special Meeting Request; and (ii) with respect to any special meeting (including a stockholder-requested special meeting), any business that the Board determines to include in the Corporation’s notice of the special meeting; provided that, in each case, if the Board or the stockholders pursuant to this Section 2.3 have determined or requested that one or more directors are to be elected at a special meeting, nominations (the number of which shall not exceed the number of directors to be elected at such special meeting as specified in the Corporation’s notice of meeting) may be brought by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in Section 2.12(b) and at the time of the meeting and is entitled to vote at such meeting and (2) who complies with the notice procedures set forth in Section 2.12(b). If none of the persons who submitted the Special Meeting Request (or their qualified representatives, as defined in Section 2.12) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the Special Meeting Request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that votes and proxies in respect of such vote may have been received by the Corporation. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 2.3.

(d) A Special Meeting Request shall not be valid, and the Corporation shall not call a special meeting if: (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first (1st) anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iii) the Special Meeting Request does not comply with the requirements of this Section 2.3.

(e) For purposes of satisfying the requisite ownership percentage under this Section 2.3, a person is deemed to “Own” only shares of stock of the Corporation as to which such person possesses both: (A) the exclusive voting and investment rights pertaining to the shares; and (B) the exclusive economic interest in (including the opportunity for profit and risk of loss on) the shares, except that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares: (1) that such person has agreed to sell or transfer, regardless of whether the sale or transfer transaction has settled or closed; (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. For purposes of the foregoing clauses (1)–(3), the term

“person” includes its affiliates. A person shall “Own” shares held in the name of a nominee or other intermediary so long as such person retains both: (A) the exclusive voting and investment rights pertaining to the shares; and (B) the exclusive economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has transferred voting power solely by means of a revocable proxy given in response to a proxy solicitation made to ten (10) or more persons.

2.4. Notice of Meetings.

(a) Except as otherwise provided by law, the Corporation shall cause notice of (i) the date, time and place (if any) of the meeting, (ii) the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (iii) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), in each case to be given to all stockholders entitled to vote at such meeting, at least ten (10) days and not more than sixty (60) days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law, the Certificate of Incorporation, or these By-laws. Notice of a special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purpose or purposes stated in the notice.

(b) Except as otherwise provided in Section 7.3 of these By-laws, whenever notice is required to be given under any provisions of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”), the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a written waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

2.5. List of Stockholders. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a list of stockholders entitled to vote, arranged alphabetically showing the address of each stockholder and the number and class of shares held by each such stockholder on the record date for the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the inspection of any stockholder for any purpose germane to the meeting for ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal executive offices of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

2.6. Quorum. Except as otherwise provided by law, at all meetings of stockholders the presence, in person or by proxy, of the holders of a majority of the total voting power of the stock outstanding and entitled to vote at the meeting shall constitute a quorum for the meeting. Where a separate vote by a class or series or classes or series is required, the holders of a majority of the total voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted. If a meeting cannot be organized because a quorum is not present, the chairman of the meeting or the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon may adjourn the meeting from time to time in accordance with Section 2.9, until a quorum is present.

2.7. Voting. Subject to the Certificate of Incorporation, these By-laws, or the DGCL, if a quorum exists, action on a matter, other than the election of directors, by the stockholders will be approved if the votes cast in favor of the matter exceed the votes cast against the matter, unless the matter is one upon which, by express provision of applicable law, the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, a different or minimum vote is required or provided for, in which case such minimum or different vote shall be the required vote for such matter. Except as otherwise provided by applicable law, each stockholder of the Corporation shall be entitled to that number of votes for each share of capital stock of the Corporation held by such stockholder as set forth in the Certificate of Incorporation.

2.8. Voting by Proxy. At any meeting of the stockholders, every stockholder having the right to vote may authorize another person or person to act for such stockholder by proxy but not such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The person appointed as proxy need not be a stockholder of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

2.9. Postponements, Adjournments, and Cancellations of Meetings. In accordance with the provisions of applicable law, the Board, acting by resolution, may postpone, recess, cancel and reschedule any previously scheduled meeting of stockholders, whether annual or special. In addition, any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of the holders of a majority of the total voting power present in person or by proxy at the meeting and entitled to vote thereon. When a meeting is adjourned to another time or place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.4. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.4, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10. Conduct of Meetings.

(a) At every meeting of the stockholders, the presiding chairman of the meeting shall be the Chair or, in the event of his or her absence or disability and if separate, the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or, in the event of his or her absence or disability, such other person as the Chair shall appoint or, in the event of his or her absence or disability, a chairman chosen by resolution of the Board of Directors. The Secretary or, in the event of his or her absence or disability, any Assistant Secretary or, in the absence of both, an appointee of the presiding chairman, shall act as secretary of the meeting.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the chairman presiding at any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the chairman are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) rules and procedures relating to the casting of ballots or the tabulation of voting at the meeting; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies, qualified representatives (including who qualifies as such) or such other persons as the chairman of the meeting or his or her designee may determine; (v) restrictions on entry to the meeting after the commencement thereof; (vi) limitations on the time allotted to questions or comments of any particular participant or by all participants as a group; (vii) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); (viii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (ix) other similar rules, procedures, limitations or restrictions designed to enhance the efficiency, productivity or civility of the meeting. The presiding chairman may interpret and apply any such rules, regulations, procedures, limitations or restrictions as he or she sees fit under the circumstances, in addition to changing the order of business at the meeting or making any other determinations that he or she deems appropriate for the proper conduct of the meeting, and shall declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.12 of these By-laws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.9. Unless and to the extent determined by the Board of Directors or the presiding chairman, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11. Inspectors of Election. In connection with each meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors, who need not be stockholders and who may be employees of the Corporation, to act at the meeting or any adjournment or postponement thereof and make a written report thereof. No director or nominee for the office of director at an election shall be appointed as an inspector at such election. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, count all votes, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, count and tabulate all votes and ballots and certify to the Secretary their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

2.12. Notice of Stockholder Business.

(a) Advance Notice of Stockholder Business.

(1) Only such business shall be conducted before a meeting of the stockholders of the Corporation as shall have been properly brought before such meeting. To be properly brought before an annual or special meeting of the stockholders of the Corporation, business must be: (i) with respect to any annual meeting, (A) specified in the Corporation’s notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board or a duly authorized committee of the Board; (B) otherwise properly brought before the meeting by or at the direction of the Board or a duly authorized committee of the Board; or (C) otherwise properly brought before the meeting by any stockholder (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12(a) and at the time of the meeting and is entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.12(a); and (ii) with respect to any special meeting, in accordance with Section 2.3. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to propose business at an annual meeting of stockholders, and Section 2.3(a) shall be the exclusive means for a stockholder to propose business at a special meeting of stockholders (in each case, other than (i) any director nomination, which shall be subject to the procedures described in Section 2.12(b) or (ii) any proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(2) For such business to be considered properly brought before the annual meeting by a stockholder of the Corporation pursuant to clause (C) of the foregoing paragraph, such stockholder must, in addition to any other applicable requirements, have given timely notice thereof in proper written form to the Secretary and such business must be a proper subject for stockholder action. To be timely with respect to any annual meeting, a stockholder’s notice to the Secretary must be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business (as defined below) on the ninetieth (90th) day nor earlier than the close of business (as defined below) on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the immediately preceding annual meeting of the stockholders of the Corporation; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business (as defined below) on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business (as defined below) on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as provided in this Section 2.12(a).

(3) To be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section 2.12(a) must set forth (i) as to each matter such stockholder proposes to bring before the annual meeting, a description with reasonable detail of the business desired to be brought before such meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at such meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, and if such stockholder or beneficial owner is an entity, any related person (as defined below); (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and (C) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business (as applicable); and (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed (as applicable), as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”) (A) the class or series and number of shares of stock of the Corporation which are beneficially owned by such stockholder or beneficial owner and by any related person as of the date of the notice, (B) a description of (x) any plans or proposals which such stockholder, beneficial owner, if any, or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the proposed business between or among such stockholder, beneficial owner, if any, or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable), (C) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, if any, or related person, the effect or intent of which is to (x) mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or (y) maintain, increase or decrease the voting power of the stockholder, beneficial owner, if any, or related person with respect to securities of the Corporation, (D) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, or related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or based on any agreement, arrangement or understanding under the foregoing clause (C) of this Section 2.12(a)(3)(iii), (E) a representation as to whether such stockholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether such person or group intends to deliver a proxy statement and form of proxy to holders (including beneficial owners) of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal (for purposes of this clause (E), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act), (F) a representation that promptly after soliciting the holders of the Corporation’s stock referred to in the representation required under the foregoing clause (E) of this Section 2.12(a)(3), and in any event no later than the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock, and (G) if the Corporation is then subject to Section 14(a) of the Exchange Act, any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. As used herein, shares “beneficially owned” by a person (and phrases of similar import) shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, including, without limitation, shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Corporation.

(4) A stockholder shall further update and supplement its notice of proposed business to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12(a) (other than the representations set forth in clause (a)(3)(iii)(E)-(F) of this Section 2.12) shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business (as defined below) on the fifth (5th) business day after the record date for the meeting.

(5) In addition, notwithstanding anything in this Section 2.12(a) to the contrary, a stockholder of the Corporation intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Section 2.12(b) of these By-laws for such nomination to be properly brought before such meeting.

(b) Advance Notice of Director Nominations.

(1) Nominations of persons for election to the Board shall be made only at an annual meeting or at a special meeting of stockholders of the Corporation called for the purpose of electing directors. To be properly brought before an annual or special meeting of the stockholders of the Corporation, a nomination must be (i) with respect to any annual meeting, (A) specified in the Corporation’s notice of meeting (or any supplement or amendment thereto); (B) otherwise properly brought before the meeting by or at the direction of the Board or a duly authorized committee of the Board; or (C) otherwise properly brought before the meeting by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12(b) and at the time of the meeting and is entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.12(b); and (ii) with respect to any special meeting, in accordance with Section 2.3; provided that if the Board or the stockholders pursuant to Section 2.3 have determined that one or more directors are to be elected at such meeting, by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12(b) and at the time of the meeting and is entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.12(b). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders, and Section 2.3 shall be the exclusive means for a stockholder to make nominations at a special meeting of stockholders.

(2) In addition to any other applicable requirements, for a nomination to be made by a stockholder of the Corporation at an annual meeting (or at a special meeting called for the purpose of electing directors) pursuant to clause (C) of the foregoing paragraph, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be delivered to the Secretary at the principal executive office of the Corporation, (i) in the case of an annual meeting of the stockholders of the Corporation, not later than the close of business (as defined below) on the ninetieth (90th) day nor earlier than the close of business (as defined below) on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business (as defined below) on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business (as defined below) on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation, and (ii) in the case of a special meeting of stockholders of the Corporation called for the purpose of electing directors, not earlier than the close of business (as defined below) on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business (as defined below) on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of the special meeting at which directors are to be elected is first made by the Corporation. Notwithstanding anything to the contrary in the immediately preceding sentence, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased, a stockholder’s notice required by this Section 2.12(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business (as defined below) on the tenth (10th) day following the first (1st) day on which notice to the stockholders of the Corporation was given or public announcement (as defined below) was made by the Corporation naming all of the nominees for director or specifying the size of the increase in the number of directors to serve on the Board, even if such tenth (10th) day shall be later than the date for which a nomination would otherwise have been required to be delivered to be timely. In no event shall adjournment or postponement or recess of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as provided in this Section 2.12(b). A stockholder’s notice given in accordance with this Section 2.12(b) (or Special Meeting Request in accordance with Section 2.3 above) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and, for the avoidance of doubt, the number of nominees a stockholder may nominate for election at any annual or special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(3) To be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section 2.12(b) must set forth (i) as to each person whom the stockholder of the Corporation proposes to nominate for election as a director, (A) a written statement, not to exceed five hundred (500) words, in support of such person, (B) the information required to be submitted regarding nominees pursuant to Section 2.12(b)(6), including, within the time period specified in Section 2.12(b)(6), all fully completed and signed Questionnaires described in Section 2.12(b)(6), and (C) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder if the Corporation were a reporting company under the Exchange Act; (ii) all information required pursuant to Section 2.12(a)(3)(ii), 2.12(a)(3)(iii)(A)-(D) and Section 2.12(a)(3)(G) above (and references to “proposal” or “proposals” in such sections shall be deemed to be references to “nomination” or “nominations,” respectively); (iii) a representation as to whether the stockholder giving notice, or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to whether such beneficial owner and as to whether any related person (as defined above) or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act), will engage in a solicitation with respect to such nomination and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a- 16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors, and/or (y) whether such person or group intends to otherwise solicit proxies from holders in support of such proposal or nomination (for purposes of this clause (iii), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act); and (iv) a representation that promptly after soliciting the holders of the Corporation’s stock referred to in the representation required under the foregoing clause (iii) of this Section 2.10(b)(3), and in any event no later than the close of business (as defined below) on the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock. The Corporation may require any nominee to furnish such other information (which may include meeting to discuss the information) as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(4) A stockholder shall further update and supplement its notice of any nomination to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12(b) (other than the representations set forth in clause (b)(3)(iii)-(iv) of this Section 2.12) shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business (as defined below) on the fifth (5th) day after the record date for the meeting.

(5) Nothing in this Section 2.12(b) shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(6) In addition, to be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section 2.12(b) (or Section 2.3(a) above, as applicable) must also set forth as to each person whom a stockholder proposes to nominate for election or reelection as a director of the Corporation, the following information: (i) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (A) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election, (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement, and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be provided within five (5) business days following a request therefor); (ii) a fully completed and signed questionnaire in the same form required of the Corporation’s director nominees (a “Questionnaire”) (which form will be provided within five (5) business days following a request therefor); and (iii) a representation that each person whom a stockholder proposes to nominate for election or reelection as a director of the Corporation will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-laws, any law, rule, regulation or listing standard that may be applicable to the Corporation, or relevant to a determination whether such person can be considered an independent director. For the avoidance of doubt, if a stockholder has submitted notice of an intent to nominate a candidate for election or reelection as a director pursuant to this Section 2.12 (or Section 2.3(a) above, as applicable), all written and signed representations and agreements and all fully completed and signed Questionnaires described in this Section 2.12(b)(6) shall be provided to the Corporation at the same time as such notice (or Special Meeting Request), and the additional information described in clause (iii) of the preceding sentence shall be provided to the Corporation promptly upon request by the Corporation, but in any event not later than the close of business (as defined below) on the fifth (5th) day after such request (or by the close of business (as defined below) on the day prior to the day of the annual meeting, if earlier). All information provided pursuant to this Section 2.12(b)(6) shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.12 (or Special Meeting Request pursuant to Section 2.3(a) above).

(c) General.

(1) Notwithstanding anything in this Section 2.12 (or Section 2.3 above, as applicable), to the contrary, if any information or communication submitted pursuant to this Section 2.12 (or Section 2.3 above) is inaccurate or incomplete in any material respect (as determined by the Board or any authorized committee thereof) such information shall be deemed not to have been provided in accordance with this Section 2.12 (or Section 2.2 above 2.3 above). Upon written request of the Secretary, the stockholder giving notice of an intent to nominate a candidate for election or propose other business (or request a special meeting) in accordance with this Section 2.12 (or Section 2.3 above) shall provide, not later than the close of business (as defined below) on the fifth (5th) business day after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If such stockholder fails to provide such written verification or affirmation within such time period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.12 (or Section 2.3 above, as applicable). Any obligation to update and supplement as set forth in this Section 2.12 or any other section of these By-laws (including Section 2.3 above) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these By-laws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these By-laws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of stockholders.

(2) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 and, with respect to special meetings only, Section 2.3 above2.3 above, shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12 (or Section 2.3 above, as applicable). Except as otherwise provided by law, at any meeting of stockholders, the chairman of the meeting (or, in advance of any meeting of stockholders, the Board or a duly authorized committee thereof) shall determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (or Section 2.3 above, as applicable), including whether a stockholder or beneficial owner provided all information and complied with all representations required hereunder and/or complied with the requirements of Rule 14a-19 under the Exchange Act. If any proposed nomination or other business is not in compliance with this Section 2.12 (and/or Section 2.3 above), including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chairperson of the meeting shall declare that such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the Corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 2.12 (and Section 2.3 above, as applicable), unless otherwise required by law, or otherwise determined by the chairman of the meeting (or, in advance of any meeting of stockholders, the Board or a duly authorized committee thereof), (A) if the stockholder does not provide the information required under this Section 2.12 (or Section 2.3 above, as applicable) to the Corporation within the time frames specified herein or (B) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the Corporation.

(3) To be considered a qualified representative of a stockholder for purposes of these By-laws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not later than the close of business (as defined below) on the fifth (5th) business day before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. In addition, for purposes of this Section 2.12, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4) Notwithstanding any other provision of these By-laws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any related person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and with all requirements arising from United States laws and regulations applicable to the Corporation pursuant to national and homeland security requirements including but not limited to the National Industrial Security Program Operating Manual (NISPOM) and the FAR/DFARs (including any that may be directed by the U.S. Government pursuant to such laws and regulations subsequent to adoption of these By-laws), with respect to the matters set forth in these By-laws; provided, however, that any references in these By-laws to any law, rule or regulation are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12 (or Section 2.3, as applicable). In addition, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors. Nothing in this Section 2.12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 3. DIRECTORS

3.1. Powers; Number. Except as otherwise provided by law or the Certificate of Incorporation, all of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by or under the direction of, and subject to the oversight of, the Board, which shall consist of such number of natural persons as shall be fixed from time to time by resolution of the Board; provided, however, that in no event shall the number of directors so authorized, nominated and elected be less than the number required by law or more than fifteen (15). At all times, at least two-thirds (2/3) of the Board shall be Citizens of the United States as defined in

Section 40102(a)(15) of the Federal Aviation Laws (as hereinafter defined) (“Citizens of the United States”). The Corporation’s Board and Committee composition and Directors appointed thereto shall meet any specific additional requirements not addressed in these By-laws to which the Corporation is expressly subject to pursuant to any U.S. laws or regulations.

3.2. Powers. The Board may exercise all such powers of the Corporation and do all such lawful acts and things that are not by law, the Certificate of Incorporation or these By-laws directed or required to be done by the stockholders or a duly authorized committee of independent directors. The Board shall not knowingly do, or cause to be done, any act in contravention of the Federal Aviation Act of 1958, as amended, codified in Title 49 of the United State Code, and the regulations promulgated thereunder, each as amended from time to time, or any successor statute or regulations, as interpreted by the United States Department of Transportation (the “Federal Aviation Laws”).

3.3. Election and Term. Directors shall be elected by plurality vote. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, removal or disqualification. At each annual meeting of stockholders, directors shall be elected. Such newly elected directors shall serve until the next succeeding annual meeting of stockholders after their election and until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification. A director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting and until his successor is elected and qualified or until his or her earlier death, resignation, removal or disqualification. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.4. Vacancies. Except as otherwise provided in the Certificate of Incorporation or these By-laws the office of a director shall become vacant if he dies, resigns, is duly removed from office or becomes disqualified.

3.5. Filling Vacancies and Newly Created Directorships. Except as may be set forth in the Certificate of Incorporation, and subject to the rights, if any, of the holders of shares of any class or series of preferred stock of the Corporation then outstanding to designate a director to fill a vacancy as set forth in the instrument of designation of such preferred stock applicable thereto, vacancies on the Board and newly created directorships, may be filled a majority of the directors then in office, although less than a quorum.

3.6. Compensation of Directors. Directors, acting in their capacities as such, shall receive such compensation for their services as may be fixed by resolution of the Board or one of its duly authorized committees and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.7. Chair of the Board. The Chair of the Board shall preside at meetings of stockholders and at meetings of the Board and shall perform such other duties as the Board of Directors may from time to time determine. In his absence, the Chief Executive Officer shall preside at meetings of the Board (if also a director) and at meetings of stockholders.

SECTION 4. MEETINGS OF THE BOARD

4.1. Place of Meetings. The meetings of the Board may be held at such place (if any) within or without the State of Delaware as the Board may from time to time determine.

4.2. Regular Meetings; Notice. Regular meetings of the Board may be held at such times as the Board may from time to time determine. No notice of regular meetings of the Board shall be required, provided that the date, time and place, if any, of regular meetings are fixed in advance by the Board or the Chair.

4.3. Special Meetings; Notice. Special meetings of the Board may be called by the Chair of the Board of Directors, the Chief Executive Officer or President of the Corporation, or two (2) or more members of the Board of Directors and shall be called by the President or the Secretary if directed by the Chair of the Board of Directors, the Chief Executive Officer or President of the Corporation or two (2) or more members of the Board of Directors. Special meetings of the Board of Directors shall be preceded by at least twenty-four (24) hours’ notice of the date, time and place (if any) and/or means of remote communication (if any).

4.4. Waiver of Notice. Except as otherwise provided in Section 7.3 of these By-laws, directors present at any regular or special meeting shall be deemed to have received, or to have waived, due notice thereof.

4.5. Quorum and Voting. A majority of the whole Board shall be necessary to constitute a quorum for the transaction of business, and, except as otherwise provided by law, the Certificate of Incorporation, these By-laws and the rights, if any, of those directors who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the instrument of designation of such preferred stock, actions affirmatively approved by a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

4.6. Action by Consent. Any action that may be taken at a meeting of the Board or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action. After an action is taken, the consent or consents relating thereto shall be filed with the records of proceedings of the Board or such committee.

4.7. Meetings by Telephone or Other Communication Equipment. Members of the Board may participate in and be present at any meeting of the Board or any committee thereof by means of conference telephone or other communications equipment if all persons participating in such meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 5. COMMITTEES OF THE BOARD

5.1. General. The Board may designate one or more committees, each committee to consist of one (1) or more of the directors (and one or more directors may be named as alternate members to replace any absent or disqualified regular members). To the extent provided in the By-laws or by resolutions or a committee charter adopted by the Board, each such committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except to the extent otherwise provided by the DGCL. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board. Each such member of a committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board. At all times, at least two-thirds (2/3) of any committee of the Board shall be comprised of Citizens of the United States. The formation, function or delegation of authority to any committee of the Board shall be in compliance with the Federal Aviation Laws. Notwithstanding the foregoing provisions of this By-law, if the Corporation is required by U.S. laws and regulations to establish a special committee to oversee governmental contracts or business involving classified and/or controlled but unclassified information, then the composition of such committee and any directors, officers or appropriately authorized delegates serving on such committee shall be required to meet all requirements or take such action as directed by such laws and regulations, and shall otherwise have all of the rights, powers and responsibilities conferred or imposed upon Board members by applicable statutes and regulations and by the Corporation’s charter and By-laws.

5.2. Procedures for Committees. Each committee shall keep minutes of its meetings. All actions taken by a committee shall be reported to the Board at its next meeting, unless all directors attended the committee meeting at which such action was taken. Failure to keep minutes or to make such reports shall not affect the validity of action taken by a committee. Each committee shall adopt such rules (not inconsistent with the Certificate of Incorporation, these By-laws, applicable law or any regulations specified for such committee by the Board) as it shall deem necessary or as required for the proper conduct of its functions and the performance of its responsibilities.

SECTION 6. REMOVAL OF BOARD MEMBER

Except as may be provided in the Certificate of Incorporation or as a matter of law, and subject to the rights, if any, of the holders of shares of any class or series of preferred stock of the Corporation then outstanding to remove directors as set forth in the instrument of designation of such preferred stock applicable thereto, any director or the entire Board may be removed with or without cause at any time by the stockholders by the holders of a majority of shares then entitled to vote at an election of directors. The stockholders at such meeting may proceed to elect a successor or successors for the unexpired term of the director or directors removed. Any director or member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if no time be specified, then at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 7. NOTICES

7.1. Form of Delivery. Whenever under the provisions of law, the Certificate of Incorporation or these By-laws notice is required to be given to any stockholder or director, it shall not be construed to mean personal notice unless otherwise specifically provided in the Certificate of Incorporation or these By-laws, but such notice may be given in writing, addressed to such stockholder or director at his address as it appears on the records of the Corporation, with postage or delivery fees thereon prepaid. Such notices shall be deemed to have been given, if mailed, at the time they are deposited in the United States mail, or, if delivered by courier service, with such courier service. Notice to a director pursuant to Section 4.3 of these By-laws may be given personally or by telephone, by electronic transmission or by mail sent to his or her address as it appears on the Corporation’s records.

7.2. Notice by Electronic Delivery. So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the Corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

7.3. Waiver. Whenever any notice is required to be given by law, the Certificate of Incorporation or these By-laws, a waiver thereof in writing or by electronic transmission given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any stockholder or director who attends a meeting of stockholders or directors in person, or is represented at such meeting by proxy, unless such stockholder or director timely objects to the transaction of any business at the meeting in the manner required by the DGCL.

SECTION 8. OFFICERS

8.1. Designations. The Corporation’s officers shall be a Chief Executive Officer and a Secretary, each of whom shall be appointed by the Board of Directors. The Board may also appoint, or empower the Chief Executive Officer to appoint, a President, Chief Financial Officer, Controller, Treasurer and/or one or more Assistant Secretaries and Assistant Treasurers. The Board may appoint, or empower the Chief Executive Officer and/or another officer of the Corporation so empowered to appoint, such other officers and agents as the business of the Corporation may require. Officers shall have such authority, functions or duties as set forth in these By-laws or as determined by the Board of Directors, the Chief Executive Officer or, if so

empowered, another officer of the Corporation. Any two (2) offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two (2) officers. Each officer shall hold office until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. The Board or another empowered officer, if any, may determine to leave any office vacant. The President, if any, and each of the officers comprising at least two-thirds (2/3) of the officers of the Company, must be a Citizen of the United States.

8.2. Removal. Notwithstanding the provisions of any employment agreement, any officer of the Corporation may be removed at any time (i) by the Board of Directors, with or without cause, and (ii) by any other officer of the Corporation upon whom the Board of Directors has expressly conferred the authority to remove another officer, in such case on the terms and subject to the conditions upon which such authority was conferred upon such officer. Any such removal shall be without prejudice to the contractual rights of such officers, if any, with the Corporation, but the election of an officer shall not in and of itself create contractual rights.

8.3. The Chief Executive Officer. The Chief Executive Officer shall be responsible for implementing all orders and resolutions of the Board, shall supervise the daily operations of the Corporation’s business and shall, in the absence of the Chair, preside at meetings of the Board (if also a director) and of the stockholders. If the Chief Executive Officer is absent (or, for purposes of Board meetings, is not on the Board), another person designated by the Chair or the Board shall preside at meetings of the Board and the meeting of stockholders.

8.4. The President. The President, if any, shall report to the Chief Executive Officer (or may be the Chief Executive Officer) and the Board and shall perform such duties as may be requested from time to time by the Board, the Chief Executive Officer or the By-laws. In the absence or disability of the Chief Executive Officer, the President, if one is appointed, shall perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board shall prescribe.

8.5. The Chief Financial Officer. The Chief Financial Officer, if any, shall be the Corporation’s principal financial officer and shall manage the Corporation’s financial affairs and direct the activities of any Treasurer and other officers responsible for the Corporation’s financial affairs. The Chief Financial Officer may sign, execute and deliver in the name of the Corporation contracts, bonds and other obligations, shall be responsible for all of the Corporation’s internal and external financial reporting and shall perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer or the By-laws.

8.6. The Treasurer. The Treasurer, if any, shall have general custody of all funds and securities of the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the By-laws.

8.7. The Controller. The Controller, if any, shall assist the Chief Financial Officer as directed in accounting, financial reporting, bookkeeping and accounting procedures and perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the By-laws.

8.8. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders, record all votes and the minutes of all proceedings in books or records to be kept for that purpose, give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and perform such other duties as may be prescribed by the Board or the Chief Executive Officer. The Secretary shall also keep in safe custody the Corporation’s seal, if any, and affix the seal to any instrument requiring it.

8.9. Execution of Contracts and Other Instruments. The Board, except as otherwise required by law, may authorize from time to time any officer or agent of the Corporation to enter into any contract or to execute and deliver any other instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for damages, whether monetary or otherwise, for any purpose or for any amount except as specifically authorized in these By-laws or by the Board or an officer or committee with the power to grant such authority.

8.10. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, Treasurer or Secretary, any Vice President, Assistant Treasurer or Assistant Secretary or any other officer of the Corporation authorized to do so by the Board. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

8.11. Delegation. The Board or an authorized officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of these By-laws.

SECTION 9. STOCK

9.1. Certificates. The shares of the Corporation may be (i) uncertificated, if so provided by resolution of the Board and provided the Corporation is a participant in the Direct Registration System, or its successor, of the Depository Trust & Clearing Corporation or some similar system or (ii) represented by certificates signed by any two (2) authorized officers of the Corporation (it being understood that each of the Chair of the Board, the Chief Executive Officer, the President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose), evidencing the number and class (and series, if any) of shares owned by the stockholder and containing such information as required by law. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be an electronic or facsimile signature. In case any officer, transfer agent or registrar who has signed or whose electronic or facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar of the Corporation before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were an officer, transfer agent or registrar of the Corporation on the date of issue.

9.2. Missing Certificates. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the Corporation’s receipt of an affidavit of that fact from the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Corporation may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to (i) advertise or give the Corporation a bond or (ii) enter into a written indemnity agreement, in each case in an amount appropriate to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

SECTION 10. DETERMINATION OF STOCKHOLDERS

10.1. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken was delivered to the Corporation. If no record date has been fixed by the Board, the record date for determining stockholders entitled to express consent to corporate action without a meeting, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

10.2. Registered Stockholders. Except as otherwise provided by law, the Corporation, and its directors, officers, employees and agents may recognize and treat a person registered on the Corporation’s records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section 10.2 shall not be affected by any actual constructive notice that the Corporation, or any of its directors, officers or agents, may have to the contrary unless otherwise required by law.

SECTION 11. MISCELLANEOUS

11.1. Dividends. Except as otherwise provided by law or the Certificate of Incorporation, dividends upon the stock of the Corporation may be declared by the Board. Dividends may be paid in cash, property or in shares of stock.

11.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Chief Executive Officer or the Board may from time to time designate. Signatures of the authorized signatories may be electronic or by facsimile.

11.3. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

11.4. Seal. The Board may adopt a corporate seal, which seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile or electronic reproduction thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

11.5. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

SECTION 12. INDEMNIFICATION

The Corporation shall indemnify any Indemnitee (as defined in the Certificate of Incorporation) as set forth in the Certificate of Incorporation.

SECTION 13. AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to amend and repeal these By-laws and adopt new By-laws, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any of these By-laws. Notwithstanding any other provision of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock of the Corporation required by law, by the Certificate of Incorporation or by any instrument designating any class or series of preferred stock of the Corporation, the affirmative vote of the holders of a majority of the total voting power of the shares of the Corporation entitled to vote thereon, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision inconsistent with, the provisions of these By-laws.

SECTION 14. FORUM FOR ADJUDICATION OF DISPUTES

14.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors or employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the By-laws of the Corporation, or (d) any action asserting a claim against the Corporation, its directors or employees governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, (or, if the Court of Chancery lacks subject matter jurisdiction, another state or federal court located within the state of Delaware).

14.2. Securities Act Claims. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America.

14.3. Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 14.

14.4. Enforceability. If any provision of this Section 14 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 14 (including, without limitation, each portion of any sentence of this Section 14 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

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